Exhibit 99.2

Third Quarter 2016

Earnings Conference Call

October 14, 2016

Cautionary Statement Regarding Forward-Looking and Adjusted Information

PNC

Our earnings conference call presentation is not intended as a full business or financial review and should be viewed in the context of all of the information made available by PNC in its SEC filings and on its corporate website.

The presentation contains forward-looking statements regarding our outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting PNC and its future business and operations. Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this presentation are qualified by the factors affecting forward-looking statements identified in the more detailed Cautionary Statement included in the Appendix, which is included in the version of the presentation materials posted on our corporate website, and in our SEC filings. We provide greater detail regarding these as well as other factors in our 2015 Form 10-K and our 2016 Form 10-Qs, and in our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this presentation or in our SEC filings. Future events or circumstances may change our outlook and may also affect the nature of the assumptions, risks and uncertainties to which our forward-looking statements are subject. Forward-looking statements in this presentation speak only as of the date of this presentation. We do not assume any duty and do not undertake to update those statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

In this presentation, we may sometimes include non-GAAP financial information. Non-GAAP financial information includes metrics such as pre-tax, pre-` earnings, tangible book value, and taxable equivalent net interest margin, as well as adjusted results and certain information used to review components of reported information. When we do so, we provide GAAP reconciliations for such information. Such reconciliations may be found in our presentation, in these slides, including the Appendix, in other materials on our corporate website, and in our SEC filings. This information supplements our results as reported in accordance with GAAP and should not be viewed in isolation from, or as a substitute for, our GAAP results. We believe that this information and the related reconciliations may be useful to investors, analysts, regulators and others to help understand and evaluate our financial results. We may also use annualized, pro forma, estimated or third party numbers for illustrative or comparative purposes only. These may not reflect actual results.

References to our corporate website are to www.pnc.com under “About Us–Investor Relations.” Our SEC filings are available both on our corporate website and on the SEC’s website at www.sec.gov. We include web addresses here as inactive textual references only. Information on these websites is not part of this presentation.

Third Quarter 2016 Highlights

PNC

- Delivered high quality and consistent results
  - Grew revenue
    - Higher net interest income
    - Higher fee income
  - Grew loans and deposits
  - Well-controlled expenses
  - Overall stable credit quality
    - Lower provision compared to 2Q16
  - Maintained strong capital and liquidity positions
- Continued to execute on our strategic priorities to deliver positive operating leverage and create long-term shareholder value

Net Income

$1.0 billion

Diluted EPS

$1.84

Tangible Book Value

$67.93 per common share

- Fee income (Non-GAAP) - Refers to noninterest income in the following categories: asset management, consumer services, corporate services, residential mortgage, and service charges on deposits.
- Tangible book value per common share (Non-GAAP) – See Reconciliation in Appendix.

Balance Sheet: **Grew Loans and Deposits**

PNC

Average balances, $ billions	3Q16	Change vs. 2Q16	Change vs. 3Q15	3Q16 Highlights
Commercial lending	**$136.8**	$0.6	$6.0	▪ Growth driven by corporate banking and real estate
Consumer lending	**72.1**	(0.1)	(2.0)	▪ Growth in auto, residential mortgage and credit card, offset by home equity and education runoff
Total loans	**$208.9**	$0.5	$4.0	▪ Modest overall loan growth
Investment securities	**$71.6**	$1.5	$9.6	▪ Securities growth commensurate with higher deposits
Deposits	**$252.5**	$4.9	$9.1	▪ Growth compared with 2Q16 primarily in commercial deposits, attributable to seasonality
Common shareholders' equity	**$41.9**	$0.2	$1.0	▪ 85% payout ratio for 3Q16 – 5.9 million shares repurchased for $499 million and dividends of $273 million

	9/30/16	6/30/16	9/30/15	
Pro forma fully phased-in Basel III common equity Tier 1 capital ratio	**10.2%**	10.2%	10.1%	▪ Maintained strong capital position
Tangible book value per common share	**$67.93**	$66.89	$63.37	▪ 7% increase over 3Q15
Return on average assets	**1.10%**	1.11%	1.19%	

– Payout ratio – Refers to amount used to fund common stock dividends and share repurchases as a percentage of net income attributable to diluted common shares
– Pro forma fully phased-in Basel III common equity Tier 1 capital ratio (Non-GAAP) – Estimated ratios calculated based on the standardized approach. See Appendix for additional information.
– Tangible book value per common share (Non-GAAP) – See Reconciliation in Appendix.

Income Statement: **Solid 3Q16 Results**

PNC

$ millions	3Q16	Change vs. 2Q16	Change vs. 3Q15	3Q16 Highlights
Net interest income	**$2,095**	$27	$33	▪ Core NII growth primarily due to an additional day vs. 2Q16
Fee income	**$1,475**	$13	$77	▪ Fee income growth
Other income	**$259**	($5)	($56)	▪ In line with expectations – no Visa sales in 3Q16
Noninterest income	**$1,734**	$8	$21	
Total revenue	**$3,829**	$35	$54	▪ Revenue growth reflects continued focus on strategic priorities
Noninterest expense	**$2,394**	$34	$42	▪ Well-controlled expenses ▪ Increase includes FDIC surcharge
Pretax, pre-provision earnings	**$1,435**	$1	$12	
Provision	**$87**	($40)	$6	▪ Stabilization of the energy related portfolio
Net income	**$1,006**	$17	($67)	▪ High quality and consistent 3Q16 results

	3Q16	2Q16	3Q15
Diluted EPS	**$1.84**	$1.82	$1.90
Return on average common equity	**8.74%**	8.87%	9.61%
Return on tangible common equity	**11.17%**	11.36%	12.40%

– Core net interest income (NII) (Non-GAAP) – Total net interest income less purchase accounting accretion (PAA). See Reconciliation in Appendix.
– Visa sales – See Appendix for additional information.
– Pretax, pre-provision earnings (Non-GAAP) – See Reconciliation in Appendix.
– Return on tangible common equity (Non-GAAP) – Annualized net income attributable to common shareholders divided by tangible common equity. See Reconciliation in Appendix.

Income Statement: **Net Interest Income Growth**

PNC

Net Interest Income

3% Core NII Growth Year-Over-Year


NIM: 2.67%
NIM: 2.70%
NIM: 2.68%
$2,062
$2,068
$2,095
$90
$64
$62
$1,972
$2,004
$2,033
$ millions
3Q15
2Q16
3Q16
PAA
Core NII

Highlights

- Net interest income increased, driven by core NII
- Core NII growth of $29 million over 2Q16
  - Increase primarily driven by one more day in the quarter
  - Higher earning assets offset by lower yields
- Purchase accounting accretion continues to decline
- Net interest margin (NIM) remained relatively stable
  - 3Q16 core NIM was 2.61% compared to 2.63% in 2Q16

– Core NII (Non-GAAP) –See Reconciliation in Appendix.
– Core NIM (Non-GAAP) – Net interest margin (NIM) less (annualized PAA / average interest earning assets). See Reconciliation in Appendix.

Income Statement: **Diversified Businesses Drive Fee Income**

PNC

Noninterest Income
6% Fee Income Growth Year-Over-Year



$1,713
$1,726
$1,734
$315
$264
$259
$1,398
$1,462
$1,475
$ millions
3Q15
2Q16
3Q16
Other
Fee Income

Strong 3Q16 Noninterest Income



$ millions
Corporate Services $389 -3% LQ +1% YOY
Residential Mortgage $160 -3% LQ +28% YOY
Service Charges on Deposits $174 +7% LQ +1% YOY
Other $259 -2% LQ -18% YOY
Asset Management $404 +7% LQ +7% YOY
Consumer Services $348 -2% LQ +2% YOY
Fee Income $1.5 billion, +6% YOY
Total $1.7 billion

- LQ – Refers to a comparison of third quarter 2016 with second quarter 2016
- YOY – Refers to a comparison of third quarter 2016 with third quarter 2015

Income Statement: **Well-Controlled Expenses**

Well-Managed Expenses During a Time of Reinvestment and Growth


$10,486
$9,681
$9,488
$9,463
2016 full year guidance: Stable with 2015
$7,035
$ millions
2012
2013
2014
2015
YTD 3Q16
Noninterest Expense

Highlights

- Maintained strong expense discipline while:
  - Investing in technology and business infrastructure
  - Transforming the retail banking experience
  - Growing fee income
- On pace to complete $400 million 2016 Continuous Improvement Program
- 4Q16 expenses expected to be up low single digits on a percentage basis linked quarter
  - Seasonally higher expenses
  - Continued investments

Credit Quality: **Stable Credit Quality**



Nonperforming Loans
$ millions
$2,177
$2,126
$2,281
$2,264
$2,146
$2,125
$2,084
$1,980
$1,971
$1,886
3Q15
4Q15
1Q16
2Q16
3Q16
Oil, Gas & Coal



Provision
$ millions
$81
$74
$152
$127
$87
$21
$51
$72
$79
$85
3Q15
4Q15
1Q16
2Q16
3Q16
Oil, Gas & Coal



Net Charge-Offs
$ millions
$96
$120
$149
$134
$154
$77
$108
$124
$87
$125
3Q15
4Q15
1Q16
2Q16
3Q16
Oil, Gas & Coal

NCO / Average Loans for 3Q16: 0.29%

– Annualized Net charge-offs (NCO) to average loans for the three months ended

Credit Quality: **Energy Related Loans – Less than 2% of Total Loans**

PNC

Total Loans
$ billions



$210
billion
1.4%

Outstanding Balances
as of 9/30/16

Oil & Gas Loans
$ billions



Upstream
$0.6
Services
$0.9
$2.5
billion
Midstream / Downstream
$1.0

Oil & Gas Loans	3Q16	2Q16
Reserves	**6%**	6%
% of outstanding loans criticized	**39%**	42%
Utilization	**32%**	33%
Total exposure	**$7.8 billion**	$7.9 billion

Coal Loans



$0.5
billion

Outstanding Balances
as of 9/30/16

Coal Loans	3Q16	2Q16
Reserves	**7%**	12%
% of outstanding loans criticized	**41%**	36%
Utilization	**46%**	48%
Total exposure	**$1.0 billion**	$1.0 billion

Outlook: Fourth Quarter 2016 Compared to Third Quarter 2016

PNC

Balance Sheet	Loans	Up modestly
Income Statement	Net interest income	Stable
	Fee income	Stable
	Noninterest expense	Up low single digits
	Loan loss provision	$75 - $125 million

– Refer to Cautionary Statement in the Appendix, including economic and other assumptions. Does not take into account impact of potential legal and regulatory contingencies.

Appendix: Cautionary Statement Regarding Forward-Looking Information

This presentation includes "snapshot" information about PNC used by way of illustration and is not intended as a full business or financial review. It should not be viewed in isolation but rather in the context of all of the information made available by PNC in its SEC filings.

We also make statements in this presentation, and we may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting PNC and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as "believe," "plan," "expect," "anticipate," "see," "look," "intend," "outlook," "project," "forecast," "estimate," "goal," "will," "should" and other similar words and expressions.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties.

- Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:
  - Changes in interest rates and valuations in debt, equity and other financial markets.
  - Disruptions in the U.S. and global financial markets.
  - The impact on financial markets and the economy of any changes in the credit ratings of U.S. Treasury obligations and other U.S. government-backed debt, as well as issues surrounding the levels of U.S. and European government debt and concerns regarding the creditworthiness of certain sovereign governments, supranationals and financial institutions in Europe.
  - Actions by the Federal Reserve Board, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.
  - Changes in customers', suppliers' and other counterparties' performance and creditworthiness.
  - Slowing or reversal of the current U.S. economic expansion.
  - Continued residual effects of recessionary conditions and uneven spread of positive impacts of recovery on the economy and our counterparties, including adverse impacts on levels of unemployment, loan utilization rates, delinquencies, defaults and counterparty ability to meet credit and other obligations.
  - Commodity price volatility.
  - Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.

Appendix: **Cautionary Statement Regarding Forward-Looking Information**

- Our forward-looking financial statements are subject to the risk that economic and financial market conditions will be substantially different than those we are currently expecting. These statements are based on our current view that the U.S. economy will grow moderately in the latter half of 2016, boosted by stable oil/energy prices, improving housing activity and moderate job gains, and that short-term interest rates and bond yields will hold fairly steady before gradually rising late this year. These forward-looking statements also do not, unless otherwise indicated, take into account the impact of potential legal and regulatory contingencies.
- PNC's ability to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or issue or redeem preferred stock or other regulatory capital instruments, is subject to the review of such proposed actions by the Federal Reserve Board as part of PNC's comprehensive capital plan for the applicable period in connection with the Federal Reserve Board's Comprehensive Capital Analysis and Review (CCAR) process and to the acceptance of such capital plan and non-objection to such capital actions by the Federal Reserve Board.
- PNC's regulatory capital ratios in the future will depend on, among other things, the company's financial performance, the scope and terms of final capital regulations then in effect (particularly those implementing the international regulatory capital framework developed by the Basel Committee on Banking Supervision (Basel Committee), the international body responsible for developing global regulatory standards for banking organizations for consideration and adoption by national jurisdictions), and management actions affecting the composition of PNC's balance sheet. In addition, PNC's ability to determine, evaluate and forecast regulatory capital ratios, and to take actions (such as capital distributions) based on actual or forecasted capital ratios, will be dependent at least in part on the development, validation and regulatory approval of related models.
- Legal and regulatory developments could have an impact on our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management. These developments could include:
  - Changes resulting from legislative and regulatory reforms, including major reform of the regulatory oversight structure of the financial services industry and changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other industry aspects, and changes in accounting policies and principles. We will be impacted by extensive reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and otherwise growing out of the most recent financial crisis, the precise nature, extent and timing of which, and their impact on us, remains uncertain.
  - Changes to regulations governing bank capital and liquidity standards, including due to the Dodd-Frank Act and initiatives of the Basel Committee.
  - Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries. In addition to matters relating to PNC's current and historical business and activities, such matters may include proceedings, claims, investigations, or inquiries relating to pre-acquisition business and activities of acquired companies, such as National City. These matters may result in monetary judgments or settlements or other remedies, including fines, penalties, restitution or alterations in our business practices, and in additional expenses and collateral costs, and may cause reputational harm to PNC.

Cautionary Statement Regarding Forward-Looking Information

- Results of the regulatory examination and supervision process, including our failure to satisfy requirements of agreements with governmental agencies.
- Impact on business and operating results of any costs associated with obtaining rights in intellectual property claimed by others and of adequacy of our intellectual property protection in general.

- Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards. In particular, our results currently depend on our ability to manage elevated levels of impaired assets.
- Business and operating results also include impacts relating to our equity interest in BlackRock, Inc. and rely to a significant extent on information provided to us by BlackRock. Risks and uncertainties that could affect BlackRock are discussed in more detail by BlackRock in its SEC filings.
- We grow our business in part by acquiring from time to time other financial services companies, financial services assets and related deposits and other liabilities. Acquisition risks and uncertainties include those presented by the nature of the business acquired, including in some cases those associated with our entry into new businesses or new geographic or other markets and risks resulting from our inexperience in those new areas, as well as risks and uncertainties related to the acquisition transactions themselves, regulatory issues, and the integration of the acquired businesses into PNC after closing.
- Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Industry restructuring in the current environment could also impact our business and financial performance through changes in counterparty creditworthiness and performance and in the competitive and regulatory landscape. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
- Business and operating results can also be affected by widespread natural and other disasters, pandemics, dislocations, terrorist activities, cyberattacks or international hostilities through impacts on the economy and financial markets generally or on us or our counterparties specifically.

We provide greater detail regarding these as well as other factors in our 2015 Form 10-K and our 2016 Form 10-Qs, including in the Risk Factors and Risk Management sections and the Legal Proceedings and Commitments and Guarantees Notes of the Notes To Consolidated Financial Statements in those reports, and in our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this presentation or in our SEC filings, accessible on the SEC's website at www.sec.gov and on our corporate website at www.pnc.com/secfilings. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

Any annualized, pro forma, estimated, third party or consensus numbers in this presentation are used for illustrative or comparative purposes only and may not reflect actual results. Any consensus earnings estimates are calculated based on the earnings projections made by analysts who cover that company. The analysts' opinions, estimates or forecasts (and therefore the consensus earnings estimates) are theirs alone, are not those of PNC or its management, and may not reflect PNC's or other company's actual or anticipated results.

Net Visa Activity

$ in millions	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015
	For the three months ended				
Gains on Visa Sales	$ -	$ 82	$ 44	$ 47	$ 43
Derivative Fair Value Adjustments [a]	(11)	(51)	(12)	(5)	(0)
Net Visa Activity	$ (11)	$ 31	$ 32	$ 42	$ 43

[a] Visa sales gains were reduced by derivative fair value adjustments related to swap agreements with purchasers of Visa Class B common shares in connection with all prior sales; 2Q16 Visa derivative fair value adjustments were primarily driven by changes in anticipated timing of litigation resolution.

Appendix: **Basel III Regulatory Capital Ratios**

As a result of the staggered effective dates of the final U.S. Basel III regulatory capital rules (Basel III rules), as well as the fact that PNC remains in the parallel run qualification phase for the advanced approaches, PNC's regulatory risk-based capital ratios in 2016 and 2015 are calculated using the standardized approach for determining risk-weighted assets, and the definitions of, and deductions from, regulatory capital under the Basel III rules (as such definitions and deductions are phased-in for 2016 and 2015, respectively). We refer to the capital ratios calculated using the phased-in Basel III provisions in effect for each year and, for the risk-based ratios, standardized approach risk-weighted assets, as Transitional Basel III ratios. Under the standardized approach for determining credit risk-weighted assets, exposures are generally assigned a pre-defined risk weight. Exposures to high volatility commercial real estate, past due exposures, equity exposures and securitization exposures are generally subject to higher risk weights than other types of exposures.

We provide information on the following page regarding PNC's estimated 2016 and actual 2015 Transitional Basel III common equity Tier 1 ratios and PNC's estimated pro forma fully phased-in Basel III common equity Tier 1 ratio. Under the Basel III rules adopted by the U.S. banking agencies, significant common stock investments in unconsolidated financial institutions, mortgage servicing rights and deferred tax assets must be deducted from capital (subject to a phase-in schedule and net of associated deferred tax liabilities) to the extent they individually exceed 10%, or in the aggregate exceed 15%, of the institution's adjusted common equity Tier 1 capital. Also, Basel III regulatory capital includes (subject to a phase-in schedule) accumulated other comprehensive income related to securities currently and previously held as available for sale, as well as to pension and other postretirement plans.

Appendix: **Non-GAAP Basel III Regulatory Capital Ratios**

PNC

Transitional Basel III and Pro forma Fully Phased-In Basel III Common Equity Tier 1 Capital Ratios

	2016 Transitional Basel III (estimated)		2015 Transitional Basel III	Pro forma Fully Phased-In Basel III (Non-GAAP) (estimated)		
$ in millions	Sep. 30, 2016	Jun. 30, 2016	Sep. 30, 2015	Sep. 30, 2016	Jun. 30, 2016	Sep. 30, 2015
Common stock, related surplus, and retained earnings, net of treasury stock	$41,605	$41,367	$40,883	$41,605	$41,367	$40,883
Less regulatory capital adjustments:						
Goodwill and disallowed intangibles, net of deferred tax liabilities	(8,993)	(9,008)	(8,986)	(9,102)	(9,124)	(9,197)
Basel III total threshold deductions	(733)	(710)	(448)	(1,221)	(1,185)	(1,135)
Accumulated other comprehensive income [(a)]	181	172	64	302	286	159
All other adjustments	(177)	(158)	(111)	(180)	(165)	(148)
Basel III Common equity Tier 1 capital	$31,883	$31,663	$31,402	$31,404	$31,179	$30,562
Basel III standardized approach risk-weighted assets [(b)]	$300,314	$297,724	295,384	$308,666	$305,918	$303,343
Basel III advanced approaches risk-weighted assets [(c)]	N/A	N/A	N/A	$280,681	$278,863	$284,215
Basel III Common equity Tier 1 capital ratio	10.6%	10.6%	10.6%	10.2%	10.2%	10.1%
Risk-weight and associated rules utilized	Standardized (with 2016 transition adjustments)		Standardized (with 2015 transition adjustments)	Standardized		

(a) Represents net adjustments related to accumulated other comprehensive income for securities currently and previously held as available for sale, as well as pension and other postretirement plans.

(b) Basel III standardized approach risk-weighted assets are based on the Basel III standardized approach rules and include credit and market risk-weighted assets.

(c) Basel III advanced approaches risk-weighted assets are based on the Basel III advanced approaches rules, and include credit, market and operational risk-weighted assets. During the parallel run qualification phase PNC has refined the data, models and internal processes used as part of the advanced approaches for determining risk-weighted assets. We anticipate additional refinements through the parallel run qualification phase.

PNC utilizes the pro forma fully phased-in Basel III capital ratios to assess its capital position (without the benefit of phase-ins), as these ratios represent the regulatory capital standards that will be ultimately applicable to PNC under the final Basel III rules. Our Basel III capital ratios and estimates may be impacted by additional regulatory guidance or analysis, and, in the case of those ratios calculated using the advanced approaches, may be subject to variability based on the ongoing evolution, validation and regulatory approval of PNC's models that are integral to the calculation of advanced approaches risk-weighted assets as PNC moves through the parallel run approval process

PNC

Tangible Book Value per Common Share Ratio

$ in millions, except per share data	Sep. 30, 2016	Jun. 30, 2016	Sep. 30, 2015	% Change 9/30/16 vs. 6/30/16	% Change 9/30/16 vs. 9/30/15
Book value per common share	$86.57	$85.33	$81.42	1%	6%
Tangible book value per common share					
Common shareholders' equity	$42,251	$42,103	$41,498		
Goodwill and Other intangible assets	(9,408)	(9,432)	(9,510)		
Deferred tax liabilities on Goodwill and Other intangible assets	306	307	313		
Tangible common shareholders' equity	$33,149	$32,978	$32,301		
Period-end common shares outstanding (in millions)	488	493	510		
Tangible book value per common share (Non-GAAP)	$67.93	$66.89	$63.37	2%	7%

Tangible book value per common share is a non-GAAP measure and is calculated based on tangible common shareholders' equity divided by period end common shares outstanding. We believe this non-GAAP measure serves as a useful tool to help evaluate the strength and discipline of a company's capital management strategies and as an additional, conservative measure of total company value.

Non-GAAP to GAAP Reconciliation

PNC

Return on Tangible Common Equity

$ in millions	For the three months ended Sep. 30, 2016	Jun. 30, 2016	Sep. 30, 2015
Return on average common shareholders' equity	8.74%	8.87%	9.61%
Average common shareholders' equity	$41,940	$41,717	$40,910
Average Goodwill and Other intangible assets	(9,417)	(9,441)	(9,521)
Average deferred tax liabilities on Goodwill and Other intangible assets	307	308	314
Average tangible common equity	$32,830	$32,584	$31,703
Net income attributable to common shareholders	$ 924	$ 923	$ 991
Net income attributable to common shareholders, if annualized	$ 3,666	$ 3,702	$ 3,931
Return on average tangible common equity	11.17%	11.36%	12.40%

Return on average tangible common equity is a non-GAAP measure and is calculated based on annualized net income attributable to common shareholders divided by tangible common equity. We believe that return on average tangible common equity is useful as a tool to help measure and assess a company's use of common equity.

PNC

Pretax Pre-Provision Earnings

	For the three months ended			% Change	
$ in millions	**Sep. 30, 2016**	**Jun. 30, 2016**	**Sep. 30, 2015**	**9/30/16 vs. 6/30/16**	**9/30/16 vs. 9/30/15**
Net interest income	$2,095	$2,068	$2,062	1%	2%
Noninterest income	1,734	1,726	1,713	-	1%
Total revenue	3,829	3,794	3,775	1%	1%
Noninterest expense	(2,394)	(2,360)	(2,352)	1%	2%
Pretax pre-provision earnings	$1,435	$1,434	$1,423	-	1%
Net income	$1,006	$989	$1,073	2%	(6%)

We believe that pretax, pre-provision earnings, a non-GAAP financial measure, is useful as a tool to help evaluate the ability to provide for credit costs through operations.

Non-GAAP to GAAP Reconciliation

PNC

Core Net Interest Income

$ in millions	For the three months ended Sep. 30, 2016	Jun. 30, 2016	Sep. 30, 2015	% Change 9/30/16 vs. 6/30/16	9/30/16 vs. 9/30/15
Core net interest income (Non-GAAP)	$2,033	$2,004	$1,972	1%	3%
Total purchase accounting accretion					
Scheduled accretion net of contractual interest	39	45	71	(13%)	(45%)
Excess cash recoveries [a]	23	19	19	21%	21%
Total purchase accounting accretion [b]	62	64	90	(3%)	(31%)
Total net interest income	$2,095	$2,068	$2,062	1%	2%

[a] Relates to excess cash recoveries for purchased impaired commercial loans.

[b] Total purchase accounting accretion includes purchase accounting accretion on purchased impaired loans.

We believe that core net interest income, a non-GAAP financial measure, is useful in evaluating the performance of our interest-based activities.

PNC

Core Net Interest Margin

	For the three months ended		
	Sep. 30, 2016	Jun. 30, 2016	Sep. 30, 2015
Core net interest margin (Non-GAAP)	2.61%	2.63%	2.57%
Purchase accounting accretion impact on net interest margin	0.07%	0.07%	0.10%
Net interest margin [(a)]	2.68%	2.70%	2.67%

[(a)] Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins, interest income includes the effects of taxable-equivalent adjustments using a statutory federal income tax rate of 35% to increase tax-exempt interest income to a taxable-equivalent basis. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended September 30, 2016, June 30, 2016 and September 30, 2015, were $49 million, $48 million and $50 million, respectively.

We believe that return core net interest margin, a non-GAAP financial measure, is useful as a tool to help evaluate the impact of purchase accounting accretion on net interest margin. To calculate core net interest margin, net interest margin has been adjusted by annualized purchase accounting accretion divided by average earning assets.

Appendix: Non-GAAP to GAAP Reconciliation

PNC

Fee Income

$ in millions	For the three months ended Sep. 30, 2016	Jun. 30, 2016	Sep. 30, 2015	% Change 9/30/16 vs. 6/30/16	9/30/16 vs. 9/30/15
Asset management	$404	$377	$376	7%	7%
Consumer services	348	354	341	(2%)	2%
Corporate services	389	403	384	(3%)	1%
Residential mortgage	160	165	125	(3%)	28%
Service charges on deposits	174	163	172	7%	1%
Total fee income	$1,475	$1,462	$1,398	1%	6%
Other, including net securities gains	259	264	315	(2%)	(18%)
Total noninterest income, as reported	$1,734	$1,726	$1,713	-	1%